UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2009 (July 3, 2009)
SPHERIS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-132641	62-1805254

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9009 Carothers Pkwy., Ste. C-3, Franklin, Tennessee	37067

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 261-1500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          In connection with the resignation noted below, Spheris Holding III, Inc. and Christopher R. Rehm, M.D. will enter into an Independent Contractor Agreement pursuant to which Dr. Rehm will advise and consult with Spheris Holding III, Inc. and its subsidiaries on an as needed basis through December 31, 2010. As set forth in Item 5.02 below, Dr. Rehm tendered his resignation as Chief Client Technology Advocate and Chief Medical Officer of Spheris Inc. (the “Company”) to be effective July 13, 2009. As consideration for his services under the Independent Contractor Agreement, the Company will pay Dr. Rehm $7,500 every three months.
          The foregoing description of the Independent Contractor Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Independent Contractor Agreement, which is attached hereto as Exhibit 10, and is incorporated by reference herein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          As noted above, Christopher R. Rehm, M.D. tendered his resignation as Chief Client Technology Advocate and Chief Medical Officer of the Company, to be effective as of July 13, 2009. In connection with his resignation, Dr. Rehm will enter into an Independent Contractor Agreement with Spheris Holding III, Inc. through December 31, 2010, the form of which is attached hereto as Exhibit 10, as described in Item 1.01 above. Upon his resignation from the Company, Dr. Rehm will become the Vice President and Medical Director of Corporate Services of Cogent Healthcare, Inc., a provider of hospitalist services, based in Brentwood, Tennessee.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibit:
     The following exhibit is filed or furnished herewith as noted above:

Exhibit Number	Description

10	Form of Independent Contractor Agreement between Spheris Holding III, Inc. and Christopher R. Rehm, M.D.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIS INC.
Date: July 9, 2009	By:	/s/ Brian P. Callahan
Brian P. Callahan
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10	Form of Independent Contractor Agreement between Spheris Holding III, Inc. and Christopher R. Rehm, M.D.

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